EXHIBIT 23.1
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                                                     PricewaterhouseCoopers LLP
                                                     1177 Avenue of the Americas
                                                     New York, NY  10036
                                                     Telephone (646) 471 4000
                                                     Facsimile (646) 471 8910




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement on Form S-3 (333-125902) of the CWALT, Inc., Alternative Loan Trust 2005-62 Mortgage Pass-Through Certificates of our report dated March 23, 2005 relating to the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, which appears as an exhibit in Financial Security Assurance Holdings Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.


/s/ PricewaterhouseCoopers LLP
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New York, New York
October 28, 2005